Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Fourth Quarter and Full Year 2020 Earnings; Declares Quarterly Dividend and Announces Share Repurchase Program

Indiana, PA, January 26, 2021 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the fourth quarter and full year 2020.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Years Ended
except per share data)	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Reported Results
Net income	$25,683	$19,186	$26,820	$73,447	$105,333
Diluted earnings per share	$0.27	$0.20	$0.27	$0.75	$1.07
Return on average assets	1.12%	0.81%	1.30%	0.82%	1.31%
Return on average equity	9.48%	7.01%	10.13%	6.82%	10.32%

Operating Results (non-GAAP)(1)
Core net income	$26,120	$23,905	$26,634	$78,951	$108,126
Core diluted earnings per share	$0.27	$0.24	$0.27	$0.81	$1.10
Core pre-tax pre-provision net revenue	$40,448	$41,237	$38,395	$155,351	$150,666
Provision expense	$7,680	$11,212	$4,895	$56,718	$14,533
Net charge-offs	$4,825	$4,346	$3,293	$17,193	$10,660
Reserve build/(release)(2)	$13,002	$6,886	$1,602	$49,672	$3,873
Core return on average assets (ROAA)	1.14%	1.01%	1.29%	0.88%	1.35%
Core pre-tax pre-provision ROAA	1.76%	1.75%	1.86%	1.73%	1.88%
Return on average tangible common equity	13.80%	10.29%	14.99%	10.06%	14.92%
Core return on average tangible common equity	14.03%	12.73%	14.89%	10.78%	15.30%
Core efficiency ratio	56.00%	54.31%	57.23%	56.28%	56.97%
Net interest margin (FTE)	3.26%	3.11%	3.73%	3.32%	3.75%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.

Fourth Quarter 2020 Highlights
Financial results
•Net income of $25.7 million and diluted earnings per share of $0.27, an increase of $0.07 per share from the previous quarter

◦Core net income(1) of $26.1 million and diluted earnings per share of $0.27, an increase of $0.03 from the previous quarter
•Core pre-tax pre-provision net revenue (PPNR)(1) of $40.4 million, a decrease of $0.8 million from the previous quarter and an increase of $2.1 million from the fourth quarter of 2019
◦Core PPNR ROAA of 1.76% increased by one basis point from the previous quarter
•Net interest income of $67.8 million increased $1.1 million from the previous quarter
•Noninterest income of $26.6 million (excluding net security gains) decreased $0.2 million from the previous quarter
•Noninterest expense of $54.6 million decreased $3.6 million from the previous quarter due to $5.8 million in charges related to the Company’s previously disclosed voluntary early retirement program and the consolidation of 20% of the Company’s branch facilities during the previous quarter
•Total portfolio loans (excluding Paycheck Protection Program (PPP) loans) decreased $93.9 million from the previous quarter due to lower commercial loan demand
•Average deposits decreased $270.4 million from the previous quarter due to intentional strategies intended to manage excess liquidity
Asset quality
•The provision for credit losses, which was calculated under the Current Expected Credit Loss (CECL) accounting standard, was $7.7 million, a decrease of $3.5 million from the previous quarter, and included $3.2 million related to unfunded commitments. The Company elected to defer its adoption of CECL in accordance with relief provided under the U.S. Coronavirus Aid, Relief, and Economic Security (“CARES”) Act until December 31, 2020, effective January 1, 2020.
•Reserve build(2) totaled $49.7 million or 0.79% of total portfolio loans (excluding PPP) on a year-to-date basis, bringing reserves to total loans (excluding PPP) to 1.61%
•Nonaccrual loans of $45.6 million increased $2.9 million from the previous quarter
•Net charge-offs on loans totaled $4.8 million, an increase of $0.5 million from the previous quarter
Strong liquidity and capital positions
•Total available liquidity of $3.9 billion
•Bank-level Tier 1 Capital ratio of 11.7%, which represents $248.3 million in excess capital above the regulatory “well capitalized” requirement of 8.0%
•The Company completed the remaining $15.6 million of its previously authorized share repurchase program on October 9, 2020, repurchasing 2.0 million shares at a weighted average price of $7.84
Full Year 2020 Highlights
Franchise Growth
•Total portfolio loans grew $572.0 million, or 9.2% compared to the prior year and $93.2 million, or 1.5% (excluding PPP loans)

•Average deposits grew $1.1 billion, or 17.1% compared to the prior year, including $551.9 million, or 35.6%, in average noninterest-bearing deposits
•Tangible book value per share grew 4.4% year-over-year
Earnings
•For the year ended December 31, 2020, net income was $73.4 million (or $0.75 diluted earnings per share)
◦Core net income(1) was $79.0 million, or $0.81 diluted earnings per share, compared to $108.1 million, or $1.10 diluted earnings per share in the prior year
•Core pre-tax pre-provision income(1) grew $4.7 million, or 3.1% from the prior year
•Operating leverage was positive for the full year
◦Total core revenue(1) grew $9.3 million, or 2.6% from the prior year
◦Total core noninterest expense(1) increased $2.8 million, or 1.4%, from the prior year
Profitability
•The core efficiency ratio(1) improved 69 basis points to 56.28% compared to the prior year
•The return on average assets (ROA) for the year ended December 31, 2020 was 0.82%
◦Core ROA(1) for the year ended December 31, 2020 was 0.88% as compared to 1.35% in the prior year
◦Core pre-tax pre-provision ROA(1) for the year ended December 31, 2020 was 1.73% as compared to 1.88% in the prior year
•The net interest margin decreased 43 basis points to 3.32% compared to the prior year
“Despite the many challenges we faced in 2020, I am proud of the progress we made as a company and more importantly our ability to deliver for our customers and communities. Our proactive approach through Project Thrive to control expenses, grow our business, mitigate net interest margin compression and protect capital resulted in positive operating leverage, along with growth in loans, deposits and fee income – all while building reserves and maintaining our strong capital position throughout the year,” stated T. Michael Price, President and Chief Executive Officer. “Our core pre-tax pre-provision income in 2020 exceeded the previous year by $4.7 million, producing a pre-tax pre-provision ROA of 1.73%. And our investments in revenue-producing lines of business such as mortgage and indirect auto resulted in a record level of production in 2020, which helped offset a challenging year for commercial businesses.” Price continued, “We continue to work closely with our borrowers most impacted by the pandemic and remain confident that our disciplined approach to credit over the years combined with our strong capital position will ultimately serve our shareholders well as we emerge on the other side of the pandemic.”

Earnings
Net income of $25.7 million resulted in diluted earnings per share of $0.27, an increase of $0.07 per share from the previous quarter and unchanged from the fourth quarter of 2019.
Net income for the year ended December 31, 2020 was $73.4 million, as compared to $105.3 million for the same period in 2019.
Net Interest Income and Net Interest Margin
Net interest income (FTE) increased $1.1 million from the previous quarter due to the accelerated amortization of $1.7 million of PPP loan fees due to PPP loan forgiveness, partially offset by lower commercial loan demand.
The net interest margin for the fourth quarter of 2020 was 3.26%, an increase of 15 basis points from the previous quarter and a decrease of 47 basis points from the fourth quarter of 2019. The increase from the previous quarter was due to aforementioned PPP loan fees (which had a nine basis point impact to the margin) and a seven basis point decrease in the cost of deposits.
Adjusting for the effects of PPP loans and excess liquidity, the core net interest margin(1) was 3.29%, an increase of one basis point from the previous quarter. Loan yields (excluding PPP) decreased 7 basis points from the previous quarter due to the runoff of higher yielding loans and lower commercial originations. Average loans decreased $39.9 million, or 2.3% (annualized) from the previous quarter, including $24.2 million of PPP loan forgiveness.
The total cost of interest-bearing demand and savings deposits decreased six basis points from the previous quarter. Average time deposits decreased $86.9 million from the previous quarter due to the intentional runoff of higher cost funding sources.
For the year ended December 31, 2020, net interest income (FTE) decreased $1.9 million from the prior year due to a 43 basis point decrease in the net interest margin, partially offset by $878.9 million increase in average interest earning assets.
The net interest margin for the year ended December 31, 2020 was 3.32%, a decrease of 43 basis points from the previous year. The decrease from the previous year was due to a 79 basis point decrease in the yield on interest-earning assets, which was partially offset by a 45 basis point decrease in the cost of interest-bearing liabilities. The yield on total loans (excluding PPP) decreased 74 basis points compared to the prior year due primarily to the repricing of variable and adjustable interest rate loans following the Federal Reserve’s decision to cut interest rates 150 basis points in March 2020.
For the year ended December 31, 2020, total average loans grew $749.9 million, or 12.5%, including $382.6 million of average PPP loans. For the year ended December 31, 2020, total average deposits grew $1.1 billion, or 17.1% compared to the prior year, including $551.9 million, or 35.6%, in average noninterest-bearing deposits.
Asset Quality
The Company adopted CECL on December 31, 2020, effective January 1, 2020, resulting in a transition adjustment to retained earnings of $13.4 million. Provision expense in the fourth quarter of 2020 totaled $7.7 million, a decrease of $3.5 million from the previous quarter. The provision expense in the fourth quarter included a $3.2 million reserve established for the life-of-loan loss rates for unfunded commitments.
At December 31, 2020, nonperforming loans totaled $54.1 million, an increase of $4.3 million from the previous quarter. The increase in nonperforming loans was due to the deterioration of a $7.0 million hospitality relationship.
Nonperforming loans as a percentage of total loans (excluding PPP) were 0.86%, 0.78% and 0.52% for the periods ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively.

At December 31, 2020, criticized loans totaled $302.8 million, an increase of $113.9 million from the previous quarter and an increase of $202.2 million from December 31, 2019. The increase in criticized loans has been primarily driven by weakened borrower cash flow caused by the COVID-19 pandemic.
During the fourth quarter of 2020, net charge-offs were $4.8 million, compared to $4.3 million in the prior quarter and $3.3 million in the fourth quarter of 2019. Net charge-offs were 0.30%, 0.27% and 0.21% of average loans (excluding PPP, annualized) for the periods ended December 31, 2020, September 30, 2020 and December 31, 2019, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $26.6 million for the fourth quarter of 2020 as compared to $26.8 million for the prior quarter and $22.5 million for the fourth quarter of 2019. The $0.2 million decrease from the prior quarter was primarily due to a $0.9 million decrease in gain on sale of mortgage loans, which was partially offset by a $0.7 million increase in swap fee income.
For the year ended December 31, 2020, noninterest income (excluding security gains) totaled $94.4 million, an increase of $8.9 million from the prior year. The increase from the prior year was due to an $11.0 million increase in gain on sale of mortgage loans and a $2.3 million increase in card related interchange income, partially offset by a $2.5 million decrease in service charges on deposit accounts and a $2.3 million decrease in derivative mark-to-market.
There were no material security gains during 2020 or 2019.
Noninterest expense totaled $54.6 million for the fourth quarter of 2020, as compared to $58.2 million for the third quarter of 2020 and $53.1 million for the fourth quarter of 2019.
Core noninterest expense(1) totaled $53.1 million for the fourth quarter of 2020, as compared to $50.9 million for the third quarter of 2020 and $52.6 million for the fourth quarter of 2019. The $2.2 million increase from the previous quarter was primarily the result of a $2.6 million increase in salaries and benefits due to $0.7 million decrease in deferred FAS-91 fees, $0.7 million increase in incentives, $0.6 million increase in hospitalization and $0.4 million true-up of the split-dollar BOLI expense.
For the year ended December 31, 2020, noninterest expense totaled $215.8 million and core noninterest expense(1) totaled $206.4 million, as compared to noninterest expense of $210.0 million and core noninterest expense(1) of $203.6 million in the prior year. The $2.8 million increase in core noninterest expense was primarily driven by a $6.7 million increase in salaries and benefits due to a $3.5 million increase in incentives and a $2.7 million increase in hospitalization, as well as a full year impact of the Company’s acquisition of 14 former Santander branches in September 2019. This was partially offset by a $1.3 million decrease in occupancy expense and a $1.0 million decrease in loss on sale or writedown of other assets.
Full time equivalent staff was 1,398 at December 31, 2020, as compared to 1,399 at September 30, 2020 and 1,484 at December 31, 2019. The decrease from the prior year is the result of an ongoing company-wide hiring freeze implemented at the end of the first quarter of 2020.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.11 per share, which is payable on February 19, 2021 to shareholders of record as of February 5, 2021. This dividend represents a 3.5% projected annual yield utilizing the January 25, 2021 closing market price of $12.59.
In addition, the Board of Directors has authorized a new $25.0 million share repurchase program of the company’s common stock. Under the new program, management is authorized to repurchase shares through Rule 10b5-1 plans, open market purchases, privately negotiated transactions, block purchases or otherwise in a manner that is intended to comply with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934. First Commonwealth may suspend or discontinue the program at any time.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at December 31, 2020 were 14.9%, 12.2%, 9.4%, and 11.2%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the fourth quarter 2020 on Wednesday, January 27, 2021 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the Company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code #10150975. A link to the webcast replay will also be accessible on the Company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 119 community banking offices in 26 counties throughout western and central Pennsylvania and throughout Ohio, as well as business banking operations in Pittsburgh, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson, and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including uncertainties regarding the impact of the COVID-19 pandemic, and could be affected by many factors, including, but not limited to: (1) the length and extent of the economic contraction as a result of the COVID-19 pandemic and the impact of such contraction on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (6) the soundness of other financial institutions; (7) political instability; (8) impairment of First Commonwealth’s goodwill or other intangible assets; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (13) technological changes; (14) acquisitions and integration of acquired businesses;

(15) First Commonwealth’s ability to attract and retain qualified employees; (16) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (17) the ability to increase market share and control expenses; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Further, statements about the potential effects of the COVID-19 pandemic on our business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers, clients, third parties and us.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$67,825	$66,742	$69,212	$269,733	$271,610
Provision for credit losses	7,680	11,212	4,895	56,718	14,533
Noninterest income	26,622	26,769	22,528	94,476	85,485
Noninterest expense	54,552	58,247	53,109	215,826	209,965
Net income	25,683	19,186	26,820	73,447	105,333
Core net income (5)	26,120	23,905	26,634	78,951	108,126
Earnings per common share (diluted)	$0.27	$0.20	$0.27	$0.75	$1.07
Core earnings per common share (diluted) (6)	$0.27	$0.24	$0.27	$0.81	$1.10
KEY FINANCIAL RATIOS
Return on average assets	1.12%	0.81%	1.30%	0.82%	1.31%
Core return on average assets (7)	1.14%	1.01%	1.29%	0.88%	1.35%
Return on average assets, pre-provision, pre-tax	1.74%	1.49%	1.87%	1.65%	1.83%
Core return on average assets, pre-provision, pre-tax	1.76%	1.75%	1.86%	1.73%	1.88%
Return on average shareholders' equity	9.48%	7.01%	10.13%	6.82%	10.32%
Return on average tangible common equity (8)	13.80%	10.29%	14.99%	10.06%	14.92%
Core return on average tangible common equity (9)	14.03%	12.73%	14.89%	10.78%	15.30%
Core efficiency ratio (2)(10)	56.00%	54.31%	57.23%	56.28%	56.97%
Net interest margin (FTE) (1)	3.26%	3.11%	3.73%	3.32%	3.75%

Book value per common share	$11.12	$11.07	$10.74
Tangible book value per common share (11)	7.82	7.79	7.49
Market value per common share	10.94	7.74	14.51
Cash dividends declared per common share	0.11	0.11	0.10	0.44	0.40
ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.80%	0.71%	0.52%
Nonperforming loans as a percent of end-of-period loans, excluding PPP loans (3)	0.86%	0.78%	0.52%
Nonperforming assets as a percent of total assets (3)	0.62%	0.55%	0.42%
Nonperforming assets as a percent of total assets, excluding PPP loans (3)	0.65%	0.59%	0.42%
Net charge-offs as a percent of average loans (annualized) (4)	0.28%	0.25%	0.21%
Net charge-offs as a percent of average loans, excluding PPP loans (annualized) (4)	0.30%	0.27%	0.21%
Allowance for credit losses as a percent of nonperforming loans (4)	187.43%	177.58%	160.28%
Allowance for credit losses as a percent of end-of-period loans (4)	1.50%	1.27%	0.83%
Allowance for credit losses as a percent of end-of-period loans, excluding PPP loans (4)	1.61%	1.38%	0.83%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.8%	11.5%	12.7%
Tangible common equity as a percent of tangible assets (12)	8.6%	8.4%	9.2%
Tangible common equity as a percent of tangible assets, excluding PPP loans (12)	9.1%	9.0%	9.2%
Leverage Ratio	9.4%	8.9%	10.2%
Risk Based Capital - Tier I	12.2%	11.8%	12.0%
Risk Based Capital - Total	14.9%	14.4%	14.3%
Common Equity - Tier I	11.2%	10.7%	10.9%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
INCOME STATEMENT
Interest income	$73,306	$73,593	$81,038	$301,209	$325,264
Interest expense	5,814	7,224	12,233	32,938	55,402
Net Interest Income	67,492	66,369	68,805	268,271	269,862
Taxable equivalent adjustment (1)	333	373	407	1,462	1,748
Net Interest Income (FTE)	67,825	66,742	69,212	269,733	271,610
Provision for credit losses	7,680	11,212	4,895	56,718	14,533
Net Interest Income after Provision for Credit Losses (FTE)	60,145	55,530	64,317	213,015	257,077
Net securities gains	23	20	7	70	22
Trust income	2,327	2,554	2,100	9,101	8,321
Service charges on deposit accounts	4,321	4,035	5,134	16,387	18,926
Insurance and retail brokerage commissions	1,868	2,156	1,696	7,850	7,583
Income from bank owned life insurance	1,589	1,547	1,594	6,552	6,002
Gain on sale of mortgage loans	5,538	6,437	1,664	18,764	7,765
Gain on sale of other loans and assets	1,676	1,871	962	4,827	4,793
Card-related interchange income	6,377	6,441	5,877	23,966	21,677
Derivative mark-to-market	(399)	(160)	(181)	(2,521)	(269)
Swap fee income	724	41	1,763	1,588	3,397
Other income	2,578	1,827	1,912	7,892	7,268
Total Noninterest Income	26,622	26,769	22,528	94,476	85,485
Salaries and employee benefits	31,388	28,823	29,032	118,961	112,237
Net occupancy	3,668	4,609	5,045	17,647	18,923
Furniture and equipment	3,925	4,033	3,764	15,393	15,160
Data processing	2,739	2,741	2,704	10,543	10,692
Pennsylvania shares tax	1,254	1,254	1,237	4,500	4,602
Advertising and promotion	879	1,115	639	4,679	4,250
Intangible amortization	897	939	980	3,689	3,344
Collection and repossession	424	260	548	1,589	2,204
Other professional fees and services	1,131	937	1,876	3,886	4,631
FDIC insurance	1,062	876	55	2,699	1,219
Litigation and operational losses	373	329	423	1,411	1,687
Loss on sale or write-down of assets	264	63	326	680	1,724
Merger and acquisition	—	—	(236)	—	3,536
COVID-19	307	125	—	874	—
Voluntary early retirement	118	3,304	—	3,422	—
Branch consolidation	128	2,544	—	2,672	—
Other operating expenses	5,995	6,295	6,716	23,181	25,756
Total Noninterest Expense	54,552	58,247	53,109	215,826	209,965
Income before Income Taxes	32,215	24,052	33,736	91,665	132,597
Taxable equivalent adjustment (1)	333	373	407	1,462	1,748
Income tax provision	6,199	4,493	6,509	16,756	25,516
Net Income	$25,683	$19,186	$26,820	$73,447	$105,333

Shares Outstanding at End of Period	96,130,751	96,924,781	98,311,840	96,130,751	98,311,840
Average Shares Outstanding Assuming Dilution	96,344,398	98,160,143	98,508,219	97,758,965	98,588,164

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	December 31,	September 30,	December 31,
	2020	2020	2019
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$100,009	$97,060	$102,346
Interest-bearing bank deposits	256,572	283,037	19,510
Securities available for sale, at fair value	843,450	921,202	919,053
Securities held to maturity, at amortized cost	361,844	268,638	337,123
Loans held for sale	33,436	37,998	15,989

Loans	6,761,183	6,949,716	6,189,148
Allowance for credit losses	(101,309)	(88,307)	(51,637)
Net loans	6,659,874	6,861,409	6,137,511

Goodwill and other intangibles	316,820	317,423	319,694
Other assets	496,099	502,599	457,547
Total Assets	$9,068,104	$9,289,366	$8,308,773

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,319,958	$2,301,821	$1,690,247

Interest-bearing demand deposits	250,353	315,806	254,981
Savings deposits	4,305,391	4,425,119	3,896,536
Time deposits	562,964	661,161	835,851
Total interest-bearing deposits	5,118,708	5,402,086	4,987,368

Total deposits	7,438,666	7,703,907	6,677,615

Short-term borrowings	117,373	122,356	201,853
Long-term borrowings	233,255	233,490	234,182
Total borrowings	350,628	355,846	436,035

Other liabilities	210,193	156,782	139,458
Shareholders' equity	1,068,617	1,072,831	1,055,665
Total Liabilities and Shareholders' Equity	$9,068,104	$9,289,366	$8,308,773

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Years Ended
	December 31,	Yield/	September 30,	Yield/	December 31,	Yield/	December 31,	Yield/	December 31,	Yield/
	2020	Rate	2020	Rate	2019	Rate	2020	Rate	2019	Rate
NET INTEREST MARGIN

Assets
Loans, excluding PPP loans (FTE)(1)(3)	$6,387,174	3.90%	$6,402,968	3.97%	$6,141,614	4.76%	$6,354,749	4.16%	$5,987,397	4.90%
PPP Loans	548,279	4.00%	572,434	2.67%	—	—%	382,590	3.16%	—	—%
Securities and interest-bearing bank deposits (FTE) (1)	1,340,756	1.62%	1,553,252	1.59%	1,226,892	2.51%	1,390,804	1.89%	1,261,822	2.68%
Total Interest-Earning Assets (FTE) (1)	8,276,209	3.54%	8,528,654	3.45%	7,368,506	4.39%	8,128,143	3.72%	7,249,219	4.51%
Noninterest-earning assets	845,094		861,311		832,509		846,437		780,833
Total Assets	$9,121,303		$9,389,965		$8,201,015		$8,974,580		$8,030,052

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$4,603,255	0.14%	$4,818,576	0.20%	$4,171,663	0.55%	$4,552,211	0.26%	$3,891,262	0.57%
Time deposits	609,350	1.05%	696,227	1.28%	856,076	1.69%	726,702	1.40%	864,056	1.68%
Short-term borrowings	131,806	0.10%	124,670	0.11%	100,698	0.88%	142,634	0.49%	391,547	2.12%
Long-term borrowings	233,352	4.37%	233,588	4.37%	234,274	4.37%	233,701	4.39%	216,383	4.80%
Total Interest-Bearing Liabilities	5,577,763	0.41%	5,873,061	0.49%	5,362,711	0.91%	5,655,248	0.58%	5,363,248	1.03%
Noninterest-bearing deposits	2,313,009		2,281,200		1,673,188		2,101,412		1,549,507
Other liabilities	152,396		147,603		114,523		140,612		96,896
Shareholders' equity	1,078,135		1,088,101		1,050,593		1,077,308		1,020,401
Total Noninterest-Bearing Funding Sources	3,543,540		3,516,904		2,838,304		3,319,332		2,666,804
Total Liabilities and Shareholders' Equity	$9,121,303		$9,389,965		$8,201,015		$8,974,580		$8,030,052

Net Interest Margin (FTE) (annualized)(1)		3.26%		3.11%		3.73%		3.32%		3.75%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	December 31,	September 30,	December 31,
	2020	2020	2019
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,077,132	$1,163,268	$1,241,853
Paycheck Protection Program	478,854	573,468	—
Commercial real estate	2,211,569	2,215,311	2,117,519
Real estate construction	340,850	366,936	375,149
Total Commercial	4,108,405	4,318,983	3,734,521

Consumer Loan Portfolio:
Closed-end mortgages	1,165,951	1,154,366	1,094,281
Home equity lines of credit	584,641	589,654	587,081
Real estate construction	86,371	86,053	73,890
Total Real Estate - Consumer	1,836,963	1,830,073	1,755,252

Auto loans	712,800	692,475	573,699
Direct installment	36,165	40,081	47,738
Personal lines of credit	61,072	62,155	71,103
Student loans	5,778	5,949	6,835
Total Other Consumer	815,815	800,660	699,375
Total Consumer Portfolio	2,652,778	2,630,733	2,454,627
Total Portfolio Loans	6,761,183	6,949,716	6,189,148
Loans held for sale	33,436	37,998	15,989
Total Loans	$6,794,619	$6,987,714	$6,205,137

	December 31,	September 30,	December 31,
	2020	2020	2019
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$30,801	$38,139	$18,638
Loans held for sale on a nonaccrual basis	13	—	—
Troubled debt restructured loans on nonaccrual basis	14,740	4,511	6,037
Troubled debt restructured loans on accrual basis	8,512	7,078	7,542
Total Nonperforming Loans	$54,066	$49,728	$32,217
Other real estate owned ("OREO")	1,215	1,079	2,228
Repossessions ("Repos")	613	685	628
Total Nonperforming Assets	$55,894	$51,492	$35,073
Loans past due in excess of 90 days and still accruing	1,523	1,249	2,073
Classified loans	76,179	80,190	52,031
Criticized loans	302,813	188,957	100,607

Nonperforming assets as a percentage of total loans, plus OREO and Repos (4)	0.83%	0.74%	0.57%
Allowance for credit losses	$101,309	$88,307	$51,637

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$1,027	$3,338	$1,115	$6,004	$3,067
Real estate construction	—	—	—	(26)	(158)
Commercial real estate	2,364	(110)	298	4,627	1,819
Residential real estate	5	117	300	626	727
Loans to individuals	1,429	1,001	1,580	5,962	5,205
Net Charge-offs	$4,825	$4,346	$3,293	$17,193	$10,660

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.28%	0.25%	0.21%	0.26%	0.18%
Net charge-offs as a percentage of average loans outstanding, excluding PPP loans (annualized) (4)	0.30%	0.27%	0.21%	0.27%	0.18%
Provision for credit losses as a percentage of net charge-offs	159.17%	257.98%	148.65%	329.89%	136.33%
Provision for credit losses	$7,680	$11,212	$4,895	$56,718	$14,533

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019

Net Income	$25,683	$19,186	$26,820	$73,447	$105,333
Intangible amortization	897	939	980	3,689	3,344
Tax benefit of amortization of intangibles	(188)	(197)	(206)	(775)	(702)
Net Income, adjusted for tax affected amortization of intangibles	$26,392	$19,928	$27,594	$76,361	$107,975

Average Tangible Equity:
Total shareholders' equity	$1,078,135	$1,088,101	$1,050,593	$1,077,308	$1,020,401
Less: intangible assets	317,178	317,702	320,077	318,155	296,645
Tangible Equity	760,957	770,399	730,516	759,153	723,756
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$760,957	$770,399	$730,516	$759,153	$723,756

(8)Return on Average Tangible Common Equity	13.80%	10.29%	14.99%	10.06%	14.92%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019

Core Net Income:
Total Net Income	$25,683	$19,186	$26,820	$73,447	$105,333
Merger & acquisition related expenses	—	—	(236)	—	3,536
Tax benefit of merger & acquisition related expenses	—	—	50	—	(743)
COVID-19	307	125	—	874	—
Tax benefit of COVID 19 related	(64)	(26)	—	(184)	—
Early retirement related	118	3,304	—	3,422	—
Tax benefit of early retirement related expenses	(25)	(694)	—	(719)	—
Branch consolidation related	128	2,544	—	2,672	—
Tax benefit of bank consolidation related expenses	(27)	(534)	—	(561)	—
(5) Core net income	$26,120	$23,905	$26,634	$78,951	$108,126
Average Shares Outstanding Assuming Dilution	96,344,398	98,160,143	98,508,219	97,758,965	98,588,164
(6) Core Earnings per common share (diluted)	$0.27	$0.24	$0.27	$0.81	$1.10

Intangible amortization	897	939	980	3,689	3,344
Tax benefit of amortization of intangibles	(188)	(197)	(206)	(775)	(702)
Core Net Income, adjusted for tax affected amortization of intangibles	$26,829	$24,647	$27,408	$81,865	$110,768

(9) Core Return on Average Tangible Common Equity	14.03%	12.73%	14.89%	10.78%	15.30%

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Core Return on Average Assets:
Total Net Income	$25,683	$19,186	$26,820	$73,447	$105,333
Total Average Assets	9,121,303	9,389,965	8,201,015	8,974,580	8,030,052
Return on Average Assets	1.12%	0.81%	1.30%	0.82%	1.31%

Core Net Income (5)	$26,120	$23,905	$26,634	$78,951	$108,126
Total Average Assets	9,121,303	9,389,965	8,201,015	8,974,580	8,030,052
(7) Core Return on Average Assets	1.14%	1.01%	1.29%	0.88%	1.35%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Core Efficiency Ratio:
Total Noninterest Expense	$54,552	$58,247	$53,109	$215,826	$209,965
Adjustments to Noninterest Expense:
Unfunded commitment reserve	—	471	(240)	(1,181)	(475)
Intangible amortization	897	939	980	3,689	3,344
Merger and acquisition related	—	—	(236)	—	3,536
COVID-19	307	125	—	874	—
Early retirement related	118	3,304	—	3,422	—
Branch consolidation related	128	2,544	—	2,672	—
Noninterest Expense - Core	$53,102	$50,864	$52,605	$206,350	$203,560

Net interest income, fully tax equivalent	$67,825	$66,742	$69,212	$269,733	$271,610
Total noninterest income	26,622	26,769	22,528	94,476	85,485
Net securities gains	(23)	(20)	(7)	(70)	(22)
Total Revenue	$94,424	$93,491	$91,733	$364,139	$357,073

Adjustments to Revenue:
Derivative mark-to-market	(399)	(160)	(181)	(2,521)	(269)
Total Revenue - Core	$94,823	$93,651	$91,914	$366,660	$357,342

(10)Core Efficiency Ratio	56.00%	54.31%	57.23%	56.28%	56.97%

	December 31,	September 30,	December 31,
	2020	2020	2019
Tangible Equity:
Total shareholders' equity	$1,068,617	$1,072,831	$1,055,665
Less: intangible assets	316,820	317,423	319,694
Tangible Equity	751,797	755,408	735,971
Less: preferred stock	—	—	—
Tangible Common Equity	$751,797	$755,408	$735,971

Tangible Assets:
Total assets	$9,068,104	$9,289,366	$8,308,773
Less: intangible assets	316,820	317,423	319,694
Tangible Assets	$8,751,284	$8,971,943	$7,989,079
Less: PPP loans	478,854	573,468	—
Tangible Assets	$8,272,430	$8,398,475	$7,989,079

(12)Tangible Common Equity as a percentage of Tangible Assets	8.59%	8.42%	9.21%
(12)Tangible Common Equity as a percentage of Tangible Assets, excluding PPP loans	9.09%	8.99%	9.21%

Shares Outstanding at End of Period	96,130,751	96,924,781	98,311,840
(11)Tangible Book Value Per Common Share	$7.82	$7.79	$7.49

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

	For the Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2020	2020	2019	2020	2019
Pre-tax pre-provision income:
Net interest income (FTE)	$67,825	$66,742	$69,212	$269,733	$271,610
Noninterest income	26,622	26,769	22,528	94,476	85,485
Noninterest expense	54,552	58,247	53,109	215,826	209,965
Pre-tax pre-provision income	$39,895	$35,264	$38,631	$148,383	$147,130

Merger and acquisition related expenses	$0	$0	($236)	$0	$3,536
COVID-19	307	125	0	874	0
Voluntary early retirement	118	3,304	0	3,422	0
Branch consolidation	128	2,544	0	2,672	0
Core pre-tax pre-provision income	$40,448	$41,237	$38,395	$155,351	$150,666

Net charge-offs	$4,825	$4,346	$3,293	$17,193	$10,660